As filed with the Securities and Exchange Commission on November 19, 2003

Registration No. 333-104814

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTERWOVEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0523543
(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

803 11th Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

1999 Employee Stock Purchase Plan

(Full Title of the Plans)

David M. Allen

Senior Vice President and Chief Financial Officer

Interwoven, Inc.

803 11th Avenue

Sunnyvale, California 94089

(408) 774-2000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Horace L. Nash, Esq. William L. Hughes, Esq.
Fenwick & West LLP 801 California Street Mountain View, California 94041

INTERWOVEN, INC.

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

The sole purpose of this post-effective amendment is to add Exhibit 23.03 and amend and restate Item 8 to show the inclusion of Exhibit 23.03. All items have been omitted herefrom other than the facing page, Item 8, the signature page, the exhibit index and Exhibit 23.03.

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Item 8.	Exhibits

Exhibit Number	Exhibit Description

4.01	Interwoven, Inc. 1999 Employee Stock Purchase Plan (incorporated by Reference from Exhibit 4.03 to Registrant’s Registration Statement on Form S-8, Registration No. 333-54250, filed with the Commission on January 24, 2001).

4.02	Forms of Enrollment Form, Subscription Agreement, Notice of Withdrawal and Notice of Suspension related to the 1999 Employee Stock Purchase Plan (incorporated by Reference from Exhibit 10.05 to Registrant’s Registration Statement on Form S-1, Registration No. 333-83779, filed with the Commission on July 27, 1999).

4.03	Registrant’s Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on October 14, 1999 (incorporated by reference from Exhibit 3.03 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-92943, filed with the Commission on December 17, 1999).

4.04	Certificate of Amendment of the Registrant’s Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 12, 2000 (incorporated by reference from Exhibit 3.03 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-50566, filed with the Commission on November 22, 2000).

4.05	Registrant’s Amended and Restated Bylaws, as amended (incorporated by reference from Exhibit 3.03 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on June 20, 2001).

4.06	Form of Certificate for Registrant’s common stock (incorporated by reference from Exhibit 4.01 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-83779, filed with the Commission on July 27, 1999).

5.01	Opinion of Fenwick & West LLP. †

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01). †

23.02	Consent of KPMG LLP, independent auditors. †

23.03	Consent of PricewaterhouseCoopers LLP, independent accountants.

24.01	Power of Attorney (see page 5).†

† Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on this 19th day of November, 2003.

INTERWOVEN, INC.

By:	/s/ David M. Allen

David M. Allen Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

*	Chairman, President and Chief Executive Officer	November 19, 2003
Martin W. Brauns

Principal Financial and Principal Accounting Officer:

/s/ DAVID M. ALLEN	Senior Vice President and Chief Financial Officer	November 19, 2003
David M. Allen

Additional Directors:

*	Director	November 19, 2003
Ronald E.F. Codd

	Director	November 19, 2003
Bob L. Corey

*	Director	November 19, 2003
Frank J. Fanzilli, Jr.

*	Director	November 19, 2003
Kathryn C. Gould

	Director	November 19, 2003
Mahmood M. Panjwani

*	Director	November 19, 2003
Anthony Zingale

*By:	/s/ David M. Allen	November 19, 2003
David M. Allen Attorney-In-Fact

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Exhibit Index

Exhibit Number	Exhibit Description
23.03	Consent of PricewaterhouseCoopers LLP, independent accountants.